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                                                                    EXHIBIT 23.1

                           CONSENT OF DIXON ODOM, PLLC

The Board of Directors
Southern Community Financial Corporation and Subsidiaries:

We consent to the use of our report incorporated by reference and to the reference to our firm in the prospectus.

/s/  Dixon Odom PLLC

Sanford, North Carolina
September 24, 2003